As filed with the Securities and Exchange Commission on March 1, 1995
                                           Registration no.

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                          Micron Technology, Inc.
         (Exact name of registrant as specified in its charter)

         Delaware                                   75-1618004
- -------------------------------                  -------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

     2805 East Columbia Road
          Boise, Idaho                               83706-9698
(Address of Principal Executive Offices)             (Zip Code)

                        ------------------------
                         1994 STOCK OPTION PLAN
                        (Full title of the plan)
                        ------------------------

                          Steven R. Appleton
      Chairman of the Board, Chief Executive Officer and President
                        Micron Technology, Inc.
                       2805 East Columbia Road
                        Boise, Idaho 83706-9698
                (Name and address of agent for service)

                             208-368-4000
      (Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
 Title of                       maximum        maximum
securities       Amount         offering      aggregate     Amount of
  to be          to be           price        offering    registration
registered     registered     per share(1)    price(1)        fee(1)

Common Stock
$.10 par value  1,000,000       $60.00     $60,000,000.00   $20,689.80

(1)Estimated in accordance with Rules 457(c) and 457(h) of Regulation C solely for the purpose of calculating the registration fee on the basis of $60.00 per share, average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on February 23, 1995.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's latest Annual Report on Form 10-K for the year ended September 1, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (File No. 1-10658).

     (b) The Company's quarterly report on Form 10-Q for the quarter ended December 1, 1994 filed pursuant to Section 13(a) of the 1934 Act (File No. 1-10658).

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed November 9, 1990 pursuant to Section 12(b) of the 1934 Act (File No. 1-10658).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing such documents.

Item 4.   Description of Securities.
          --------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Company's Bylaws provides for the mandatory indemnification of its officers, directors, employees and agents to the extent permitted by Delaware General Corporation Law, (and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification).

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

     Not applicable.

Item 8.   Exhibits.
          ---------

     Exhibit
     Number
     -------

     4.1     1994 Stock Option Plan.

     5.1 Opinion of counsel as to legality of securities being registered.

     23.1    Consent of Independent Accountants.

     23.2    Consent of Counsel (contained in Exhibit 5.1).

     24.1    Power of Attorney (included on signature page).

Item 9.   Undertakings.
          -------------

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 27th day of February, 1995.

                                  MICRON TECHNOLOGY, INC.


                                  By:  Wilbur G. Stover, Jr.
                                       ---------------------------
                                       Vice President, Finance,
                                       and Chief Financial Officer

                            POWER OF ATTORNEY
                            -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Appleton and Wilbur G. Stover, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                      Title                        Date
      ---------                      -----                        ----

Steven R. Appleton           Chairman of the Board,
- ---------------------        Chief Executive Officer
			     and President                   February 27, 1995

Tyler A. Lowrey              Vice Chairman and Chief
- ---------------------        Technical Officer               February 27, 1995

Wilbur G. Stover, Jr.        Vice President, Finance
- ---------------------        and Director (Principal Financial
                             and Accounting Officer)         February 27, 1995

Thomas T. Nicholson          Director                        February 27, 1995
- ---------------------

Allen T. Noble               Director                        February 27, 1995
- ---------------------

Gordon C. Smith              Director                        February 27, 1995
- ---------------------

Jerry M. Hess		     Director			     February 27, 1995
- ---------------------

                          EXHIBIT INDEX



Exhibit
Number                Description
- -------   ------------------------------------

4.1       1994 Stock Option Plan(1).


5.1       Opinion of counsel as to legality of
          securities being registered.

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (contained in
          Exhibit 5.1).

24.1      Power of Attorney (included on signature page).






- -----------------------
(1)Previously filed with the Registrant's Proxy Statement in connection with its Annual Shareholders' Meeting held on January 30, 1995.